UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2006

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 317-8900
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03               Material Modification to Rights of Security Holders

On July 17, 2006, the shareholders of Vistula Communications Services, Inc. (the “Company”) approved an amendment to the Company’s Certificate of Incorporation to increase to 200,000,000 the number of shares of common stock, par value $.001, the Company is authorized to issue (the “Amendment”). The Amendment became effective on July 18, 2006 upon the filing of the Amendment with the Delaware Secretary of State’s office.

The rights and privileges of the Company’s common stock have not changed as a result of the Amendment. However, if the Company issues additional shares of common stock, then, depending on the circumstances under which those shares are issued, the action may reduce stockholder’s equity per share, earnings per share, and the percentage of ownership of common stock of existing stockholders.  The increase in the authorized number of shares of common stock may also have certain anti-takeover effects.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

3.1                                 Certificate of Amendment to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: July 20, 2006	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt Chairman of the Board

Exhibit Index

Number	Title

3.1	Certificate of Amendment to the Certificate of Incorporation